Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 3 to the Form F-3/A dated September 24, 2025 (“Registration Statement”) of our auditor’s report dated March 28, 2025, except for the subsequent events described in Note 24 and Note 17 as it relates to the share consolidation in 2022, as to which the date is April 23, 2025, relating to the consolidated financial statements of Electra Battery Materials Corporation (the “Company”) consisting of the consolidated statements of financial position as at December 31, 2024 and 2023 and the related consolidated statements of loss and other comprehensive loss, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2024, as filed with the United States Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ MNP LLP
MNP LLP
Chartered Professional Accountants
Licensed Public Accountants

September 24, 2025 Toronto, Canada